Exhibit (h)(10)

FOURTH AMENDMENT TO

FUND PARTICIPATION AGREEMENT

TIAA-CREF Life Insurance Company,

The Prudential Series Fund,

Prudential Investments LLC,

and

Prudential Investment Management Services LLC

THIS FOURTH AMENDMENT, dated as of March 1, 2012, is made part of the Participation Agreement (the “Agreement”), effective March 1, 2006, as amended by the First Amendment dated July 24, 2007, further amended by the Second Amendment dated September 1, 2008, and further amended by the Third Amendment dated February 24, 2011, among TIAA-CREF LIFE INSURANCE COMPANY (the “Company”), a life insurance company, on its own behalf and on behalf of its separate accounts; THE PRUDENTIAL SERIES FUND, an open-end management investment company organized under the laws of Delaware (the “Fund”); PRUDENTIAL INVESTMENTS LLC (the “Adviser”), a New York limited liability company; and PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC (the “Distributor”), a Delaware limited liability company.

WHEREAS, pursuant to the Agreement, each of the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Company, Fund, Adviser and Distributor hereby agree as follows:

1. Schedule A shall be deleted in its entirety and replaced with the attached Schedule A.

2. Schedule B shall be deleted in its entirety and replaced with the attached Schedule B.

3. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. This Amendment may be signed in counterparts.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by a duly authorized representative as of the date set forth above.

TIAA-CREF LIFE INSURANCE COMPANY

By:
Name: Kevin Tiernan
Title: VP, Chief Admin Officer

THE PRUDENTIAL SERIES FUND

By:
Name: Scott Benjamin
Title: EVP, Prudential Investments

PRUDENTIAL INVESTMENTS LLC

By:
Name: Scott Benjamin
Title: EVP, Prudential Investments

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

By:
Name: Paul Schlenker
Title: VP

SCHEDULE A

CONTRACTS

Intelligent Life Flexible Premium Variable Universal Life Insurance Policy issued by TIAA-CREF Life Insurance Company

Intelligent Variable Annuity Contract issued by TIAA-CREF Life Insurance Company

Intelligent Life Flexible Premium Last Survivor Variable Universal Life Insurance Policy issued by TIAA-CREF Life Insurance Company

M Intelligent Variable Universal Life Policy issued by TIAA-CREF Life Insurance Company]

SCHEDULE B

DESIGNATED PORTFOLIOS

•	Equity Portfolio

•	Jennison Portfolio

•	Jennison 20/20 Focus Portfolio

•	SP Prudential U.S. Emerging Growth Portfolio

•	SP International Growth Portfolio

•	Natural Resources Portfolio

•	Value Portfolio

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